Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

ANNOUNCES APPOINTMENT OF NEW CHIEF EXECUTIVE OFFICER

OMAHA, NE – December 22, 2008 (Market Wire) – President and Chief Operating Officer Todd A. Becker has been named Chief Executive Officer of Green Plains Renewable Energy, Inc. (NASDAQ: GPRE), effective January 1, 2009. Wayne B. Hoovestol, current Chairman and Chief Executive Officer, will remain as Chairman. Becker’s appointment is consistent with the previously-announced transition plan following the closing of the merger with VBV LLC and its subsidiaries on October 15, 2008.

“In accepting the role of Chief Executive Officer,” said Becker, “I am fortunate to be building upon a solid foundation and clear direction established by Wayne.  Wayne’s leadership moved Green Plains from construction and development of our ethanol plants to profitable operations and through several strategic acquisitions. Green Plains is establishing itself as a vertically-integrated, low-cost producer.  We have a strong balance sheet and committed core of investors.  My goal is to leverage these strengths to take advantage of new opportunities in the renewable energy space.”

Becker joined Green Plains as President and Chief Operating Officer following completion of the VBV merger.  He previously served as VBV’s Chief Executive Officer and as Executive Vice President of Sales and Trading of Global Ethanol.  Becker has more than 20 years of executive experience in agribusiness and renewable energy.  He spent 10 years with ConAgra Foods in various management positions, including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada.

“Todd is a talented executive with extensive experience running commodity-based businesses,” said Hoovestol. “The Company has grown tremendously, and Becker has the skill, knowledge and know-how to lead Green Plains in the future.”

“Ethanol is clean and green,” continued Hoovestol. “And, ethanol is here, now, to help this nation address the critical issues of energy independence, climate change and economic stimulus.  Green Plains is positioned to be an industry consolidator.”

 “Since the VBV merger closed, Mr. Becker has helped assemble a management team with risk management and operational expertise,” concluded Hoovestol. “The shareholders should take comfort in knowing that the future of the Company is in such capable, competent hands.”

About Green Plains

Green Plains, based in Omaha, Nebraska, is a vertically-integrated, low-cost ethanol producer. Green Plains’ ethanol segment operates four ethanol plants in Iowa, Indiana and Tennessee with a combined expected operating capacity of 330 million gallons of ethanol per year. Green Plains’ agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses. Green Plains has grain storage capacity of approximately 22 million bushels.

This news release may contain, among other things, certain forward-looking statements, with respect to Green Plains, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, statements preceded by, followed by or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this report may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Investor Contact:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217

www.gpreinc.com